Exhibit 99.1

IMMEDIATE

Dana Incorporated Reports Third-quarter 2019

Financial Results

Highlights

⬛	Sales of $2.16 billion

⬛	Net income attributable to Dana of $111 million; diluted EPS of $0.77

⬛	Adjusted EBITDA of $250 million, increase of $10 million; margin of 11.6 percent

⬛	Diluted adjusted EPS of $0.74

⬛	Operating cash flow of $231 million; adjusted free cash flow of $125 million

⬛	Amended credit agreement to further strengthen balance sheet and liquidity position

⬛	Announced acquisition of Nordresa, further enhancing electrification integration capabilities

⬛	Awarded new electric-vehicle business across all mobility markets, including $200 million medium-duty truck program with major OEM

⬛	Secured new business with Lonestar Specialty Vehicles to supply fully electric powertrain system

⬛	Announced collaboration with Valeo to supply complete 48-volt electric-vehicle systems; launches with major European customer in early 2020

MAUMEE, Ohio, Oct. 30, 2019 – Dana Incorporated (NYSE: DAN) today announced financial results for the third quarter of 2019.

“Despite the rapid onset of high volatility in our heavy-vehicle markets, Dana again achieved record sales in the third quarter, resulting in our twelfth consecutive quarter of year-over-year sales growth. This continued growth trend is being driven by exceptional customer satisfaction and execution of our strong new business backlog, in addition to our recent acquisitions,” said James Kamsickas, Dana president and chief executive officer. “As our recent announcement of new electrification business highlights, Dana’s disciplined strategy to fill out our e-Powertrain portfolio to offer our customers a complete range of solutions for the quickly evolving mobility market is providing immediate benefits to our net new business backlog.”

Third-quarter 2019 Financial Results

Sales for the third quarter of 2019 totaled $2.16 billion, compared with $1.98 billion in the same period of 2018, representing a $186 million improvement. The increase was attributable to the benefit of recent acquisitions and backlog conversion, partially offset by lower end-market demand for heavy vehicles and unfavorable currency translation.

Dana reported a net income of $111 million for the third quarter of 2019, compared with net income of $95 million in the same period of 2018. The improvement was primarily due to lower tax expenses offsetting higher interest expense and one-time costs related to acquisitions.

Reported diluted earnings per share were $0.77, compared with diluted earnings per share of $0.65 in the third quarter of 2018.

Adjusted EBITDA for the third quarter of 2019 was $250 million, compared with $240 million for the same period last year. Profit in the third quarter of 2019 benefited from both organic and inorganic growth, partially offset by higher commodity costs and the impact of unfavorable currency translation related to the strengthening of the U.S. dollar. Diluted adjusted earnings per share were $0.74 in the third quarter of 2019, compared with $0.77 in the same period last year. The lower year-over-year comparison was primarily due to higher depreciation and interest expenses offsetting higher operating earnings.

Operating cash flow in the third quarter of 2019 was $231 million, compared with $124 million in the same period of 2018.

Adjusted free cash flow was $125 million, compared with $34 million in the third quarter of 2018. Higher earnings combined with lower cash taxes and working capital requirements more than offset elevated investment to support new program launches.

Revised 2019 Guidance Ranges

“While we fully expect Dana to deliver continued sales and profit growth in 2019 for a third consecutive year, we have made necessary adjustments to our guidance due to recent demand volatility in our off-highway markets, as well slowing economic growth in India and China,” said Jonathan Collins, Dana executive vice president and chief financial officer. “We remain keenly focused on delivering profitable growth in 2020 as our new business backlog, acquisition synergies, and lower capital requirements will buffer the effects of expected weaker end markets.”

2019 Full-year Financial Targets1

●	Sales of $8.550 to $8.850 billion;
●	Adjusted EBITDA of $1.00 billion to $1.07 billion, an implied adjusted EBITDA margin of approximately 11.9 percent at the midpoint of the range;
●	Diluted adjusted EPS of $2.85 to $3.25;
●	Operating cash flow of approximately 7 percent; and
●	Adjusted free cash flow of approximately 3 percent.

1Net income and diluted EPS guidance are not provided, as discussed below in Non-GAAP Financial Information.

Dana Continues to Win New Electric-vehicle Business

Dana recently announced it secured electric powertrain programs with two leading medium-duty truck manufacturers. For the first program, the company is partnering with a major North American commercial-vehicle manufacturer to supply complete e-Powertrain systems for a medium-duty vehicle program beginning next year. The three-year program is expected to generate approximately $200 million in incremental sales to Dana, with vehicles available for order from the manufacturer in the second half of 2020. Separately, Dana secured a new e-Powertrain development project with a leading truck manufacturer, which will incorporate a Dana TM4® SUMO™ HP motor that is purposely developed for both hybrid and battery electric configurations.

During the quarter, the company also secured new business with Lonestar Specialty Vehicles, a leading manufacturer of fully electric and diesel-powered refurbished commercial vehicles. Dana will be providing its Spicer® Electrified™ e-Powertrain system, which will drive a new line of fully electrified terminal trucks. The Lonestar SV T22 and S22 models allow for 22 hours of continuous operation with only two hours required for a full battery recharge. The T12 and S12 models allow for 12 hours of continuous operation and are equipped with DC fast-charging capability.

In the light-vehicle segment, Dana announced a global collaboration to develop and supply 48-volt electric-vehicle systems for new-mobility applications, including low-speed electric and hybrid e-AWD vehicles. The first system is scheduled to launch in early 2020 with a major European automaker on series-produced cars.

Dana to Host Conference Call at 9 a.m. Wednesday, Oct. 30

Dana will discuss its third-quarter results in a conference call at 9 a.m. EDT on Wednesday, Oct. 30. Participants may listen to the audio portion of the conference call either through audio streaming online or by telephone. Slide viewing is available online via a link provided on the Dana investor website: www.dana.com/investors. U.S. and Canadian locations should dial 1-888-311-4590 and international locations should call 1-706-758-0054. Please enter conference I.D. 8584377 and ask for the “Dana Incorporated’s Financial Webcast and Conference Call.” Phone registration will be available starting at 8:30 a.m. EDT.

An audio recording of the webcast will be available after 5 p.m. EDT on Oct. 30 by dialing 1-855-859-2056 (U.S. or Canada) or 1-404-537-3406 (international) and entering conference I.D. 8584377. A webcast replay will also be available after 5 p.m. EDT and may be accessed via Dana’s investor website.

Non-GAAP Financial Information

This release refers to adjusted EBITDA, a non-GAAP financial measure which we have defined as net income before interest, income taxes, depreciation, amortization, equity grant expense, restructuring expense, non-service cost components of pension and other postretirement benefit costs, and other adjustments not related to our core operations (gain/loss on debt extinguishment, pension settlements, divestitures, impairment, etc.). Adjusted EBITDA is a measure of our ability to maintain and continue to invest in our operations and provide shareholder returns. We use adjusted EBITDA in assessing the effectiveness of our business strategies, evaluating and pricing potential acquisitions and as a factor in making incentive compensation decisions. In addition to its use by management, we also believe adjusted EBITDA is a measure widely used by securities analysts, investors, and others to evaluate financial performance of our company relative to other Tier 1 automotive suppliers. Adjusted EBITDA should not be considered a substitute for income before income taxes, net income or other results reported in accordance with GAAP. Adjusted EBITDA may not be comparable to similarly titled measures reported by other companies.

Diluted adjusted EPS is a non-GAAP financial measure, which we have defined as adjusted net income divided by adjusted diluted shares. We define adjusted net income as net income (loss) attributable to the parent company, excluding any nonrecurring income tax items, restructuring charges, amortization expense, and other adjustments not related to our core operations (as used in adjusted EBITDA), net of any associated income tax effects. We define adjusted diluted shares as diluted shares as determined in accordance with GAAP based on adjusted net income. This measure is considered useful for purposes of providing investors, analysts, and other interested parties with an indicator of ongoing financial performance that provides enhanced comparability to EPS reported by other companies. Diluted adjusted EPS is neither intended to represent nor be an alternative measure to diluted EPS reported under GAAP.

Free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities less purchases of property, plant, and equipment. Adjusted free cash flow is a non-GAAP financial measure which we have defined as net cash provided by (used in) operating activities excluding voluntary pension contributions less purchases of property, plant, and equipment. We believe these measures are useful to investors in evaluating the operational cash flow of the company inclusive of the spending required to maintain the operations. Free cash flow and adjusted free cash flow are not intended to represent nor be an alternative to the measure of net cash provided by (used in) operating activities reported under GAAP. Free cash flow and adjusted free cash flow may not be comparable to similarly titled measures reported by other companies.

We have not provided reconciliations of preliminary and projected adjusted EBITDA and diluted adjusted EPS to the most comparable GAAP measures of net income and diluted EPS. Providing net income and diluted EPS guidance is potentially misleading and not practical given the difficulty of projecting event-driven transactional and other non-core operating items that are included in net income and diluted EPS, including restructuring actions, asset impairments, and income tax valuation adjustments. Reconciliations of these non-GAAP measures with the most comparable GAAP measures for historical periods are indicative of the reconciliations that will be prepared upon completion of the periods covered by the non-GAAP guidance. Please reference the “Non-GAAP Financial Information” accompanying our quarterly earnings conference call presentations on our website at www.dana.com/investors for our GAAP results and the reconciliations of these measures, were used, to the comparable GAAP measures.

Forward-Looking Statements

Certain statements and projections contained in this news release are, by their nature, forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on our current expectations, estimates, and projections about our industry and business, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” and similar expressions, and variations or negatives of these words. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, and assumptions that could cause our actual results to differ materially and adversely from those expressed in any forward-looking statement.

Dana’s Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q, recent Current Reports on Form 8-K, and other Securities and Exchange Commission filings discuss important risk factors that could affect our business, results of operations and financial condition. The forward-looking statements in this news release speak only as of this date. Dana does not undertake any obligation to revise or update publicly any forward-looking statement for any reason.

About Dana Incorporated

Dana is a world leader in providing power-conveyance and energy-management solutions for vehicles and machinery. The company’s portfolio improves the efficiency, performance, and sustainability of light vehicles, commercial vehicles, and off-highway equipment. From axles, driveshafts, and transmissions to electrodynamic, thermal, sealing, and digital solutions, the company enables the propulsion of conventional, hybrid, and electric-powered vehicles by supplying nearly every vehicle manufacturer in the world.

Founded in 1904, Dana employs more than 36,000 people who are committed to delivering long-term value to customers. Based in Maumee, Ohio, USA, and with locations in 33 countries across six continents, the company reported sales of $8.1 billion in 2018. Having established a dynamic, high-performance culture, the company has been recognized globally as a top employer, with significant honors in Asia, India, Italy, Mexico, and the United States. Learn more at www.dana.com.

###

Media Contact:              Jeff Cole

+1-419-887-3535

jeff.cole@dana.com

Investor Contact:          Craig Barber

+1-419-887-5166

craig.barber@dana.com

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Three Months Ended September 30, 2019 and 2018

(In millions, except per share amounts)	Three Months Ended September 30,
	2019	2018
Net sales	$2,164	$1,978

Costs and expenses
Cost of sales	1,882	1,692
Selling, general and administrative expenses	128	119
Amortization of intangibles	2	2
Restructuring charges, net	5	9

Pension settlement charge	(2)

Other expense, net	(8)	(9)

Earnings before interest and income taxes	137	147

Interest income	3	3

Interest expense	31	24

Earnings before income taxes	109	126

Income tax expense	5	31

Equity in earnings of affiliates	8	1

Net income	112	96
Less: Noncontrolling interests net income	3	1
Less: Redeemable noncontrolling interests net loss	(2)

Net income attributable to the parent company	$111	$95

Net income per share available to common stockholders
Basic	$0.77	$0.66
Diluted	$0.77	$0.65

Weighted-average common shares outstanding - Basic	144.0	144.7

Weighted-average common shares outstanding - Diluted	144.8	145.9

DANA INCORPORATED

Consolidated Statement of Operations (Unaudited)

For the Nine Months Ended September 30, 2019 and 2018

(In millions, except per share amounts)	Nine Months Ended September 30,
	2019	2018

Net sales	$6,633	$6,170

Costs and expenses

Cost of sales	5,725	5,269

Selling, general and administrative expenses	404	383

Amortization of intangibles	8	6

Restructuring charges, net	23	17

Impairment of indefinite-lived intangible asset		(20)

Adjustment in fair value of disposal group held for sale		3

Pension settlement charge	(260)

Other expense, net	(31)	(19)

Earnings before interest and income taxes	182	459

Interest income	8	8

Interest expense	92	71

Earnings before income taxes	98	396

Income tax expense (benefit)	(27)	75

Equity in earnings of affiliates	22	13

Net income	147	334

Less: Noncontrolling interests net income	9	6

Less: Redeemable noncontrolling interests net income (loss)	(3)	1

Net income attributable to the parent company	$141	$327

Net income per share available to common stockholders

Basic	$0.98	$2.25

Diluted	$0.97	$2.23

Weighted-average common shares outstanding - Basic	144.0	145.1

Weighted-average common shares outstanding - Diluted	144.8	146.6

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Three Months Ended September 30, 2019 and 2018

(In millions)	Three Months Ended September 30,
	2019	2018
Net income	$112	$96

Other comprehensive income (loss), net of tax:

Currency translation adjustments	(46)	(19)

Hedging gains and losses	8	3

Defined benefit plans	5	21

Other comprehensive income (loss)	(33)	5

Total comprehensive income	79	101

Less: Comprehensive loss attributable to noncontrolling interests	9

Less: Comprehensive income attributable to redeemable noncontrolling interests	(3)

Comprehensive income attributable to the parent company	$85	$101

DANA INCORPORATED

Consolidated Statement of Comprehensive Income (Unaudited)

For the Nine Months Ended September 30, 2019 and 2018

(In millions)	Nine Months Ended September 30,
	2019	2018
Net income	$147	$334

Other comprehensive income (loss), net of tax:

Currency translation adjustments	(16)	(65)

Hedging gains and losses	15	(11)

Defined benefit plans	365	34

Other comprehensive income (loss)	364	(42)

Total comprehensive income	511	292

Less: Comprehensive loss attributable to noncontrolling interests	4

Less: Comprehensive income attributable to redeemable noncontrolling interests	(6)

Comprehensive income attributable to the parent company	$509	$292

DANA INCORPORATED

Consolidated Balance Sheet (Unaudited)

As of September 30, 2019 and December 31, 2018

(In millions, except share and per share amounts)	September 30,	December 31,

	2019	2018
Assets

Current assets

Cash and cash equivalents	$402	$510

Marketable securities	20	21

Accounts receivable

Trade, less allowance for doubtful accounts of $8 in 2019 and $9 in 2018	1,285	1,065

Other	198	178

Inventories	1,233	1,031

Other current assets	135	102

Total current assets	3,273	2,907

Goodwill	530	264

Intangibles	232	164

Deferred tax assets	539	445

Other noncurrent assets	112	80

Investments in affiliates	172	208

Operating lease assets	174

Property, plant and equipment, net	2,199	1,850

Total assets	$7,231	$5,918

Liabilities and equity

Current liabilities

Short-term debt	$109	$8

Current portion of long-term debt	13	20

Accounts payable	1,285	1,217

Accrued payroll and employee benefits	208	186

Taxes on income	55	47

Current portion of operating lease liabilities	41

Other accrued liabilities	279	269

Total current liabilities	1,990	1,747

Long-term debt, less debt issuance costs of $27 in 2019 and $18 in 2018	2,346	1,755

Noncurrent operating lease liabilities	136

Pension and postretirement obligations	418	561

Other noncurrent liabilities	289	313

Total liabilities	5,179	4,376

Commitments and contingencies

Redeemable noncontrolling interests	174	100

Parent company stockholders’ equity

Preferred stock, 50,000,000 shares authorized, $0.01 par value, no shares outstanding	-	-

Common stock, 450,000,000 shares authorized, $0.01 par value, 143,923,921 and 144,663,403 shares outstanding	2	2

Additional paid-in capital	2,381	2,368

Retained earnings	552	456

Treasury stock, at cost (10,103,374 and 8,342,185 shares)	(150)	(119)

Accumulated other comprehensive loss	(994)	(1,362)

Total parent company stockholders’ equity	1,791	1,345

Noncontrolling interests	87	97

Total equity	1,878	1,442

Total liabilities and equity	$7,231	$5,918

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Three Months Ended September 30, 2019 and 2018

(In millions)	Three Months Ended September 30,
	2019	2018
Operating activities
Net income	$112	$96
Depreciation	82	63
Amortization	4	3
Amortization of deferred financing charges	2	1
Earnings of affiliates, net of dividends received	(6)
Stock compensation expense	5	4
Deferred income taxes	(15)	(2)
Pension expense, net		1
Change in working capital	50	(37)
Other, net	(3)	(5)

Net cash provided by operating activities	231	124

Investing activities
Purchases of property, plant and equipment	(108)	(90)
Acquisition of businesses, net of cash acquired	(12)
Purchases of marketable securities	(12)	(7)
Proceeds from maturities of marketable securities	7	7
Proceeds from sale of subsidiary, net of cash disposed	1	(6)
Settlements of undesignated derivatives	(1)
Other, net	(7)	(2)

Net cash used in investing activities	(132)	(98)

Financing activities
Net change in short-term debt	95	(8)
Repayment of long-term debt	(102)	(6)
Deferred financing payments	(4)
Dividends paid to common stockholders	(14)	(14)
Distributions to noncontrolling interests	(2)	(3)
Sale of interest to noncontrolling shareholder	53
Contributions from noncontrolling interests	2	22
Payments to acquire redeemable noncontrolling interests		(43)

Net cash provided by (used in) financing activities	28	(52)

Net increase (decrease) in cash, cash equivalents and restricted cash	127	(26)
Cash, cash equivalents and restricted cash - beginning of period	298	343
Effect of exchange rate changes on cash balances	(13)
Less: Cash contributed to disposal group		10

Cash, cash equivalents and restricted cash - end of period	$412	$327

DANA INCORPORATED

Consolidated Statement of Cash Flows (Unaudited)

For the Nine Months Ended September 30, 2019 and 2018

(In millions)	Nine Months Ended September 30,
	2019	2018
Operating activities
Net income	$147	$334
Depreciation	235	187
Amortization	12	8
Amortization of deferred financing charges	5	3
Earnings of affiliates, net of dividends received	(3)	5
Stock compensation expense	15	13
Deferred income taxes	(120)	(47)
Pension expense, net	207	2
Impairment of indefinite-lived intangible asset		20
Adjustment in fair value of disposal group held for sale		(2)
Change in working capital	(197)	(269)
Other, net	(13)	(17)

Net cash provided by operating activities	288	237

Investing activities
Purchases of property, plant and equipment	(298)	(235)
Acquisition of businesses, net of cash acquired	(666)	(151)
Proceeds from previous acquisition		9
Purchases of marketable securities	(24)	(36)
Proceeds from sales of marketable securities	6	6
Proceeds from maturities of marketable securities	19	30
Proceeds from sale of subsidiary, net of cash disposed	1	(6)
Settlements of undesignated derivatives	(20)
Other, net	(13)	(2)

Net cash used in investing activities	(995)	(385)

Financing activities
Net change in short-term debt	92	(13)
Proceeds from long-term debt	675
Repayment of long-term debt	(121)	(8)
Deferred financing payments	(16)
Dividends paid to common stockholders	(43)	(43)
Distributions to noncontrolling interests	(14)	(7)
Sale of interest to noncontrolling shareholder	53
Contributions from noncontrolling interests	4	22
Payments to acquire redeemable noncontrolling interests		(43)
Repurchases of common stock	(25)	(25)
Other, net		(5)

Net cash provided by (used in) financing activities	605	(122)

Net decrease in cash, cash equivalents and restricted cash	(102)	(270)
Cash, cash equivalents and restricted cash - beginning of period	520	610
Effect of exchange rate changes on cash balances	(6)	(13)

Cash, cash equivalents and restricted cash - end of period	$412	$327

DANA INCORPORATED

Reconciliation of Net Cash Provided by Operating Activities to

    Free Cash Flow and Adjusted Free Cash Flow (Unaudited)

(In millions)	Three Months Ended September 30,
	2019	2018
Net cash provided by operating activities	$231	$124
Purchase of property, plant and equipment	(108)	(90)

Free cash flow	123	34
Discretionary pension contributions	2	-

Adjusted free cash flow	$125	$34

(In millions)	Nine Months Ended September 30,
	2019	2018
Net cash provided by operating activities	$288	$237
Purchase of property, plant and equipment	(298)	(235)

Free cash flow	(10)	2
Discretionary pension contributions	64	-

Adjusted free cash flow	$54	$2

(In millions)	2019
	Guidance
Net cash provided by operating activities	~	$ 620
Purchase of property, plant and equipment	~	(425)

Free cash flow		195
Discretionary pension contributions	~	65

Adjusted free cash flow	~	$ 260

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Three Months Ended September 30, 2019 and 2018

(In millions)	Three Months Ended September 30,
	2019	2018

Sales

Light Vehicle	$930	$879

Commercial Vehicle	398	406

Off-Highway	582	425

Power Technologies	254	268

Total Sales	$2,164	$1,978

Segment EBITDA

Light Vehicle	$113	$102

Commercial Vehicle	33	39

Off-Highway	79	69

Power Technologies	28	33

Total Segment EBITDA	253	243

Corporate expense and other items, net	(3)	(3)

Adjusted EBITDA	$250	$240

DANA INCORPORATED

Segment Sales and Segment EBITDA (Unaudited)

For the Nine Months Ended September 30, 2019 and 2018

	Nine Months Ended

(In millions)	September 30,
	2019	2018

Sales

Light Vehicle	$2,763	$2,702

Commercial Vehicle	1,266	1,217

Off-Highway	1,808	1,402

Power Technologies	796	849

Total Sales	$6,633	$6,170

Segment EBITDA

Light Vehicle	$333	$297

Commercial Vehicle	115	114

Off-Highway	264	220

Power Technologies	90	117

Total Segment EBITDA	802	748

Corporate expense and other items, net	(9)	(14)

Adjusted EBITDA	$793	$734

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Three Months Ended September 30, 2019 and 2018

	Three Months Ended

(In millions)	September 30,
	2019	2018
Segment EBITDA	$253	$243
Corporate expense and other items, net	(3)	(3)

Adjusted EBITDA	250	240
Depreciation	(82)	(63)
Amortization	(4)	(3)
Non-service cost components of pension and OPEB costs	(4)	(3)
Pension settlement charge	(2)
Restructuring charges, net	(5)	(9)
Stock compensation expense	(5)	(4)
Strategic transaction expenses	(8)	(6)
Acquisition related inventory adjustments	(3)
Other items		(5)

Earnings before interest and income taxes	137	147
Interest expense	31	24
Interest income	3	3

Earnings before income taxes	109	126
Income tax expense	5	31
Equity in earnings of affiliates	8	1

Net income	$112	$96

DANA INCORPORATED

Reconciliation of Segment and Adjusted EBITDA to Net Income (Unaudited)

For the Nine Months Ended September 30, 2019 and 2018

	Nine Months Ended

(In millions)	September 30,
	2019	2018
Segment EBITDA	$802	$748

Corporate expense and other items, net	(9)	(14)

Adjusted EBITDA	793	734

Depreciation	(235)	(187)

Amortization	(12)	(8)

Non-service cost components of pension and OPEB costs	(19)	(10)

Pension settlement charge	(260)

Restructuring charges, net	(23)	(17)

Stock compensation expense	(15)	(13)

Strategic transaction expenses, net of transaction breakup fee income	(32)	(13)

Acquisition related inventory adjustments	(12)

Non-income tax legal judgment	6

Other items	(9)	(10)

Impairment of indefinite-lived intangible asset		(20)

Adjustment in fair value of disposal group held for sale		3

Earnings before interest and income taxes	182	459

Interest expense	92	71

Interest income	8	8

Earnings before income taxes	98	396

Income tax expense (benefit)	(27)	75

Equity in earnings of affiliates	22	13

Net income	$147	$334

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Three Months Ended September 30, 2019 and 2018

(In millions, except per share amounts)
	Three Months Ended

	September 30,
	2019	2018

Net income attributable to parent company	$111	$95

Items impacting income before income taxes:

Restructuring charges	5	9

Amortization of intangibles	4	3

Strategic transaction expenses	8	6

Acquisition related inventory adjustments	3

Pension settlement charge	2

Other items	2	5

Items impacting income taxes:

Net income tax expense on items above	(5)	(5)

Net tax benefit attributable to valuation allowance adjustments, federal tax credit adjustments and state tax law changes	(22)

Adjusted net income	$108	$113

Diluted shares - as reported	144.8	145.9

Adjusted diluted shares	144.8	145.9

Diluted adjusted EPS	$0.74	$0.77

DANA INCORPORATED

Diluted Adjusted EPS (Unaudited)

For the Nine Months Ended September 30, 2019 and 2018

(In millions, except per share amounts)
	Nine Months Ended

	September 30,
	2019	2018

Net income attributable to parent company	$141	$327

Items impacting income before income taxes:

Restructuring charges	23	17

Amortization of intangibles	12	8

Strategic transaction expenses, net of transaction breakup fee income	32	13

Loss on deal contingent forward	13

Acquisition related inventory adjustments	12

Non-income tax legal judgment	(6)

Pension settlement charge	260

Impairment of indefinite-lived intangible asset		20

Other items		3

Items impacting income taxes:

Net income tax expense on items above	(24)	(15)

Net tax benefit attributable to valuation allowance adjustments, federal tax credit adjustments and state tax law changes	(116)	(41)

Adjusted net income	$347	$332

Diluted shares - as reported	144.8	146.6

Adjusted diluted shares	144.8	146.6

Diluted adjusted EPS	$2.40	$2.26